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                                                                      EXHIBIT 15

January 7, 2005

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

Commissioners:

We are aware that our report dated May 7, 2004 on our review of interim financial information of Nabors Industries Ltd. for the three month periods ended March 31, 2004 and 2003 and included in the Company's quarterly report on Form 10-Q for the quarter ended March 31, 2004 is incorporated by reference in its Registration Statement dated January 7, 2005.

We are aware that our report dated August 4, 2004 on our review of interim financial information of Nabors Industries Ltd. for the three and six month periods ended June 30, 2004 and 2003 and included in the Company's quarterly report on Form 10-Q for the quarter ended June 30, 2004 is incorporated by reference in its Registration Statement dated January 7, 2005.

We are aware that our report dated November 3, 2004 on our review of interim financial information of Nabors Industries Ltd. for the three and nine month periods ended September 30, 2004 and 2003 and included in the Company's quarterly report on Form 10-Q for the quarter ended September 30, 2004 is incorporated by reference in its Registration Statement dated January 7, 2005.

Very truly yours,

/s/  PRICEWATERHOUSECOOPERS LLP